Exhibit 99.1

Faraday Future Launches the Developer Co-Creation Officer
Recruitment Platform and Releases the First FF 91 2.0 Futurist
Alliance Delivery Ceremony Video

●	Inaugural FF 91 2.0 Futurist Alliance delivery ceremony video posted.

●	Online registration for FF Developer Co-Creation Officers is now available on the FF App and FF.com.

●	Company to host activities at Monterey Car Week as part of Developer Co-Creation Festival this week.

Los Angeles, CA (August 15, 2023) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today broadcasted the Company’s first delivery ceremony for its flagship FF 91 2.0 Futurist Alliance EV. The Company also launched the online platform on the FF APP and FF.com for Developer Co-Creation Officer recruitment.

The user who comes from Private Collection Motors (PCM), a major player in the luxury car market in Southern California, was the first owner to take possession of the vehicle. “I’m excited to share that FF has just officially delivered the very first “All-Ability aiHypercar” FF 91 2.0 to its first spire user. This marks FF’s entry into its revenue generation stage and the formation of a complete operational closed loop,” said Xuefeng (“XF”) Chen, Global Chief Executive Officer of FF.

The first car owner has also been invited to join the FF Developer Co-Creation mission and serve as an FF Developer Co-Creation Officer. With its industry expertise, the user will add value while benefiting from FF’s innovative offerings. This alignment of interests embodies FF’s core philosophy and business model of value co-creation and value co-sharing.

Through collaborative partnerships with external Developer Co-Creation Officers, the Company believes that it will gain substantial value across various aspects of its business. This will include product development, quality enhancement, brand marketing, elite group engagement, celebrity and influencers engagement, technological development and advancement, and after-sales services.

“Kicking-off our Developer Co-Creation Officer Recruitment is a significant milestone for the Company. Let’s work with all Futurists to co-create value and co-share benefits and turn FF into the pioneer of the Ultimate AI TechLuxury spire market and a disruptor of the traditional ultra-luxury car civilization,” Said YT Jia, Founder and Chief Product and User Ecosystem Officer of FF.

Concurrent with the first vehicle delivery milestone, the Developer Co-Creation Festival series of events was officially launched. FF will attend the “FuelRun” event on August 16th and 17th and “Motorlux” on August 16th, during the Monterey Car Week. The Company will invite Developer Co-Creation Officers, including the Developer Co-Creation candidates to attend the Developer Co-Creation Officer signing ceremony on August 17th.

The First FF 91 2.0 Futurist Alliance Delivery video can be viewed here: https://youtu.be/PDVDDTB5C1o

The Developer Co-Creation Officer recruitment platform is live: http://app-us.ff.com/ff-v3/news/551?lang=en-US

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: https://www.ff.com/us/mobile-app/.

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

https://www.ff.com/us/mobile-app/

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s ability to meet its future production and delivery plan, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include , among others: the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors”  section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com